United Express Inc.

Logistics Company

Strategic Business and Marketing graphics

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United Express is seeking to raise $3,000,000 from investors without interest rate and loan agreement. This assume that the business will receive a $3,000,000 investment in next 3 years. The financing will be used for the following:

•	For the purchase cargo vans and preparing them for exploitation
•	For covering all necessary expenses before the equipment is implemented
•	Organization and management of the dispatcher center

Mission Statement

The Company’s mission is to become a recognized regional leader in the cargo vans freight logistic and dispatch call center industry.

Management Team

The Company was founded by Andrei Stoukan. Mr. Stoukan has more than 10 years of experience in the transportation industry. Through his expertise, he will be able to bring the operations of the business to profitability within its first three years of operations.

Services Forecasts

Mr. Stoukan expects a strong rate of growth at the start of operations. Below are the expected financials over the next three years.

Profit and Loss
Year	2019/10 vans working	2020/20 vans working	2021/30 vans working
Investment	$500,000	$1,000,000	$1,500,000
Gross Revenue	$1,440,000	$2,880,000	$4,320,000
Operating Costs	$1,182,000	$2,364,000	$3,546,000
EBITDA	$258,000	$516,000	$774,000
5% amortization	$12,900	$25,800	$38,700
Net Profit	$245,100	$490,200	$735,300

Expansion Plan

The Founder expects that the business will aggressively expand during the next three years of operation. Mr. Stoukan intends to implement marketing campaigns that will effectively target small businesses, medium sized businesses, and product distribution companies within the target market.

Company and Financing Summary

Registered Name and Corporate Structure

United Express, Inc., The Company is registered in June 23,2017 as a corporation in the State of Nevada, located at: 4345 w. Post Rd, Las Vegas, NV 89118

Required Funds

At this time, the United Express Inc. seek to raise $3,000,000.

Below is a breakdown of how funds will be used:

Business Startup (Expected gross revenue $144,000 for one year for one cargo van and one driver.

Projected Startup Costs	Year 2019-2021
Gross revenue $144,000x60 vans	$8,640,000
Investments /Purchas 60 cargo vans ($50,000 each)	$3,000,000
Drivers’ salary for 12- months ($54,000х60 drivers)	$(3,240,000)
Diesel cost in 1 year ($31,000 x60 vans)	$(1,860,000)
Oil change ($3,600x60 cargo vans)	$(216,000)
Registration, insurance, and toll road ($4,000x60 vans)	$(240,000)
Dispatch cost 10% from gross revenue ($14,400x60 cargo vans)	$(864,000)
Repairs and maintenance ($4,000x60 vans)	$(240,000)
Salary for officers and staff- 5% from gross revenue ($7,200x60vans)	$(432,000)
Total operating expenses without purchase 60 cargo vans	$(7,092,000)
EBITDA	$1,548,000
Amortization 5%	$77,400
Net Profit	$1,470,600
Startup Costs without purchase 60 cargo vans	$7,169,000

Organizational Plan and Personnel Summary

Future Corporate Organization

Organizational Budget

The table below illustrates the staff salary if the Company operated at least 10 trucks. The profits which the Company will receive from future business will be spent in order to involve new clients, create advertisements, and increases the dividends on the clients’ investments.

Assumptions

The Company has based its statements on the following:

When 10 van working the Company will have an annual expense for dispatch service $144,000 for two people and $72,000 officers’ salary. Total $216,000

Personnel Plan - Yearly
Year	2019	2020	2021
Director	$70,000	$70,000	$70,000
Dispatch / Freight Coordinators /2 people	$100,000	$100,000	$100,000
Administrative staff /HR/Accountants	$45,000	$45,000	$45,000
Total	$215,000	$215,000	$215,000

Depending on the financial condition of the company, we plan to have 15 people in our staff.
Numbers of Personnel
	2019	2020	2021
Director	1	1	1
Dispatch / Freight Coordinators	2	2	4
Administrative staff /HR	1	2	2
Mechanics and security parking		4	6
Accountants		1	2
Totals	3	10	15

Source of Funds

Financing
Equity Contributions
Investments	$3,000,000
Total Equity Financing	$3,000,000

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